Exhibit 99.1
FOR IMMEDIATE RELEASE
     Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS RECORD REVENUES AND NET INCOME FOR SECOND QUARTER 2005
Second quarter revenues increase to $12.9 million, Net income up 82% year over year
Boston, MA – July 27, 2005 – Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer of intelligent solid-state lighting systems and technologies, today announced its results of operations for the second quarter of 2005. Revenues were a record $12.9 million, a 27% increase from the $10.2 million reported in the second quarter of 2004. Net income rose to $1 million, up 82% from the $575,000 reported in the second quarter of 2004. On a per share basis, earnings were $0.05 per diluted share, compared to $0.04 per diluted share for the second quarter of 2004.
”Our second quarter results reflect record revenues, net income and gross margins, which we achieved while effectively managing key investments in areas of the business that we believe are critical to the company’s future growth,” said Bill Sims, President and CEO. “Our pipelines remain strong and the pace of technological innovation at the LED manufacturing level continues to exceed expectations. As a result, we remain very excited about growth opportunities in both new and existing markets for the company’s intelligent color and white solid-state lighting systems, including general illumination applications.”
Second quarter highlights include:
•	Record revenue performance in both business units with overall gross margins at 52.5%.

•	Continued traction for the IntelliWhite™ series, including a multi-store roll out for a national footwear retailer.

•	A prominent award for IntelliWhite at Lightfair International, North America’s largest lighting tradeshow.

•	The unveiling of acclaimed, landmark installations, including Wynn Las Vegas’ Lake of Dreams and Philadelphia’s historic Boathouse Row.

•	OEM product line expansion with the industry’s first intelligent white Digital Light Engines (DLEs).

•	Continued traction for the OEM and Licensing business, including renewed agreements with Crystal Fountains, Main Light Industries, and Zumtobel Staff Lighting, and a newly signed agreement with Cepia, LLC.

•	Three new patents issued, relating to numerous current and future uses of intelligent solid-state lighting.

For the third quarter of 2005, the company currently targets revenues in the range of $13.5 million to $14.3 million with earnings of $0.04 to $0.06 per diluted share.
Color Kinetics will host a conference call to review its second quarter results at 5:00 pm ET today. The conference call may be accessed by dial-in number or via the Internet as follows:
Domestic dial-in number: 866-831-6291
International dial-in number: 617-213-8860
Passcode: 29990864
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome
A dial-in replay of the conference call will be available from 7:00 pm ET on July 27 through August 3 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 12106593. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 41 patents and has over 130 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.
# # #
©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and equivalents	$29,235	$26,198
Investments	25,337	29,022
Restricted cash	100	100
Accounts receivable, net of allowance for doubtful accounts of approximately $461 and $421 in 2005 and 2004, respectively	5,832	5,346
Accounts receivable from related parties	—	31
Inventory	6,727	4,730
Prepaid expenses and other current assets	2,044	2,076

Total current assets	69,275	67,503
PROPERTY AND EQUIPMENT—net	1,197	1,147
INVESTMENT IN JOINT VENTURE	658	557
RESTRICTED CASH—Long-term portion	1,000	1,000

TOTAL ASSETS	$72,130	$70,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,275	$1,681
Accounts payable to related parties	126	48
Accrued expenses	1,481	1,458
Accrued compensation	1,351	1,731
Accrued restructuring	395	405
Accrued warranty	732	860
Deferred revenue	442	379

Total current liabilities	5,802	6,562

ACCRUED RESTRUCTURING	436	628

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	18	18
Additional paid-in capital	98,165	97,059
Accumulated other comprehensive income	(74)	(122)
Accumulated deficit	(32,217)	(33,938)

Total stockholders’ equity	65,892	63,017

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,130	$70,207

Color Kinetics Incorporated
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES (1):
Lighting systems	$10,672	$8,734	$20,311	$15,492
OEM and licensing	2,181	1,424	4,058	2,884

Total revenues	12,853	10,158	24,369	18,376
COST OF REVENUES:
Lighting systems	5,045	4,279	9,688	7,646
OEM and licensing	1,065	771	1,966	1,453

Total cost of revenues	6,110	5,050	11,654	9,099

GROSS PROFIT	6,743	5,108	12,715	9,277

OPERATING EXPENSES:
Selling and marketing	2,833	2,065	5,253	3,893
Research and development	1,175	804	2,207	1,605
General and administrative (2)	2,025	1,729	4,252	3,104

Total operating expenses	6,033	4,598	11,712	8,602
INCOME FROM OPERATIONS	710	510	1,003	675
INTEREST INCOME	365	46	704	77
EQUITY IN EARNINGS (LOSS) OF JOINT VENTURE	(26)	19	14	152

NET INCOME	$1,049	$575	$1,721	$904

EARNINGS PER SHARE:
Basic	$0.06	$0.13	$0.10	$0.25
Diluted	$0.05	$0.04	$0.09	$0.06
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,126	4,295	18,043	3,549
Diluted	19,468	15,772	19,502	15,416

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
(1) Includes revenues from related parties as follows:
Lighting systems	$1,398	$1,039	$2,663	$1,919
OEM and licensing	16	30	16	60

Total related party revenues	$1,414	$1,069	$2,679	$1,979

(2) Includes stock-based compensation of	$8	$269	$16	$331

Color Kinetics Incorporated
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,721	$904
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	470	381
Loss on disposal of property and equipment	3	—
Stock-based compensation	16	331
Equity in earnings of joint venture	(14)	(152)
Common stock issued for services	13	—
Changes in assets and liabilities:
Accounts receivable	(455)	(705)
Inventory	(1,997)	(775)
Prepaid expenses and other current assets	32	(746)
Accounts payable	(328)	1,548
Accrued expenses	(485)	520
Deferred revenue	63	59
Accrued restructuring	(202)	(213)

Cash flows from operating activities	(1,163)	1,152

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	3,646	—
Purchase of property and equipment	(523)	(374)

Cash flows from investing activities	3,123	(374)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	924	24
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	—	13,003
Proceeds from issuance of common stock—net of issuance costs	153	35,227

Cash flows from financing activities	1,077	48,254

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	(43)

INCREASE IN CASH AND EQUIVALENTS	3,037	48,989
CASH AND EQUIVALENTS—Beginning of period	26,198	5,686

CASH AND EQUIVALENTS—End of period	$29,235	$54,675

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Conversion of redeemable convertible preferred stock	$—	$61,082

Common stock issued for services	$13	$—